                                                                   Exhibit 99.1


DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
SHAREHOLDER AUTHORIZATION FORM
-------------------------------------------------------------------------

[LOGO]  ABINGTON BANCORP, INC.               Please sign the authorization
                                             located on the reverse side of this
        c/o Registrar and Transfer Company   form and complete the information
        10 Commerce Drive                    below only if it has changed.
        Cranford, New Jersey 07016
        1-800-368-5948                       Name 1

                                             ----------------------------------
                                             Name 2

                                             ----------------------------------
                                             Street Address

                                             ----------------------------------
                                             City/State/Zip Code

                                             ----------------------------------
                                             Home Telephone Number
                                             (     )
                                             ----------------------------------
                                             Business Telephone Number
                                             (     )
                                             ----------------------------------

This is not a proxy. This card is only for authorization of dividend reinvestment.

I hereby elect to participate in the Abington Bancorp, Inc. (the "Company") Dividend Reinvestment and Stock Purchase Plan (the "Plan") and appoint Registrar and Transfer Company ("R&T") as my agent, subject to the terms and conditions of the Plan to the extent set forth below.

         / / Full Dividend Investment -- I want all cash dividends payable on all shares of Common Stock of the Company currently registered in my name to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

         / / Partial Dividend Investment -- I want cash dividends payable on
             _______________ shares of Common Stock of the Company currently registered in my name, which represents less than all shares registered in my name, to be applied towards the purchase of shares of Common Stock of the Company and credited to my Account under the terms of the Plan.

         / / Optional Cash Purchase -- Please apply the amount enclosed
             ($___________) toward the purchase of shares of Common Stock of the Company and credit such shares to my account under the terms of the Plan ($250 minimum).

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Company or R&T in writing as set forth in the Plan.

Stockholder                                     Date
X
----------------------------------------------  -----------------------------
Stockholder                                     Date
X
----------------------------------------------  -----------------------------

All persons must sign exactly as their names appear on the reverse side of this authorization.

This Authorization Form, when fully signed, should be mailed to Registrar and Transfer Company, Dividend Reinvestment Department, 10 Commerce Drive, Cranford, NJ 07016. An addressed envelope is provided for your convenience.